Evan Goldstein
Salesforce
Investor Relations
415-819-2987
evan.goldstein@salesforce.com

Stephanie Barnes
Salesforce
Public Relations
415-722-0883
stephanie.barnes@salesforce.com

Salesforce Announces Record Fourth Quarter and Full Year Fiscal 2020 Results
Raises FY21 Revenue Guidance to $21.0 Billion to $21.1 Billion

◦Fourth Quarter Revenue of $4.85 Billion, up 35% Year-Over-Year, 34% in Constant Currency
◦FY20 Revenue of $17.1 Billion, up 29% Year-Over-Year, 29% in Constant Currency
◦Fourth Quarter Operating Cash Flow of $1.63 Billion, up 23% Year-Over-Year
◦Current Remaining Performance Obligation of Approximately $15.0 Billion, up 26% Year-Over-Year, 27% in Constant Currency
◦Remaining Performance Obligation of Approximately $30.8 Billion, up 20% Year-Over-Year
◦Raises Q1 FY21 Revenue Guidance to $4.875 Billion to $4.885 Billion, up Approximately 30% to 31% Year-Over-Year

SAN FRANCISCO, Calif. - Feb. 25, 2020 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fourth quarter and fiscal year ended January 31, 2020.

“Our Q4 and FY20 results were phenomenal. We are delighted to raise our revenue guidance for FY21 by $200 million to $21.1 billion at the high end of the range, while expanding our operating margin." said Marc Benioff, Salesforce Chairman and CEO. "Nothing is more important to us than the trust and customer success we have with each one of our customers. Salesforce’s Customer 360 platform uniquely brings companies and customers together.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year:

Revenue:
Total fourth quarter revenue was $4.85 billion, an increase of 35% year-over-year, and 34% in constant currency. Subscription and support revenues for the quarter were $4.56 billion, an increase of 35% year-over-year. Professional services and other revenues for the quarter were $288 million, an increase of 26% year-over-year.

Total Fiscal 2020 revenue was $17.1 billion, up 29% year-over-year, and 29% in constant currency. Subscription and support revenues for the year were $16.0 billion, an increase of 29% year-over-year. Professional services and other revenues for the year were $1.1 billion, an increase of 21% year-over-year.

Earnings per Share:
Fourth quarter GAAP loss per share was $(0.28), and non-GAAP diluted earnings per share was $0.66. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP loss per share by $0.03 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.03 based on a non-GAAP tax rate of 22.5%.

Fiscal 2020 GAAP earnings per share was $0.15, and non-GAAP diluted earnings per share was $2.99. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP earnings per share by $0.38 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.39 based on a non-GAAP tax rate of 22.5%.

Cash: Cash generated from operations for the fourth quarter was $1.63 billion, an increase of 23% year-over-year. Total cash, cash equivalents and marketable securities ended the fourth quarter at $7.95 billion.
Cash generated from operations for Fiscal 2020 was $4.33 billion, an increase of 27% year-over-year.

Remaining Performance Obligation: Remaining performance obligation ended the fourth quarter at approximately $30.8 billion, an increase of 20% year-over-year. Current remaining performance obligation ended the fourth quarter at approximately $15.0 billion, an increase of 26% year-over-year, 27% in constant currency.

As of February 25, 2020, the company is initiating its GAAP earnings per share guidance, non-GAAP earnings per share guidance, and operating cash flow guidance for the full fiscal year 2021. The company is initiating its GAAP earnings per share guidance, non-GAAP earnings per share guidance, and current remaining performance obligation guidance for its first quarter of fiscal year 2021. The company is raising its revenue guidance previously provided on December 3, 2019 for its first quarter and full fiscal year 2021.

On February 25, 2020, the Company entered into an agreement to acquire Vlocity, Inc. (“Vlocity”), a leading provider of industry-specific cloud and mobile software built natively on the Salesforce platform. Under the terms of the agreement, the Company will acquire Vlocity for approximately $1.33 billion, net of the value of shares currently owned by the Company, subject to customary purchase price adjustments. The purchase price will be paid in cash and the assumption of outstanding unvested equity awards held by Vlocity employees. The acquisition is expected to close during the second quarter fiscal 2021, subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The anticipated financial impact of the Vlocity acquisition is reflected in the Company’s revenue, non-GAAP earnings per share, and operating cash flow guidance for the full fiscal year 2021, provided herein. More information is available on the Salesforce Newsroom: www.salesforce.com/company/news-press/stories/2020/2/salesforce-news

Our guidance assumes no change to the value of the company's strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q1 FY21 Guidance	Full Year FY21 Guidance
Revenue	$4.875 - $4.885 billion	$21.0 - $21.1 billion
Y/Y Growth	30% - 31%	~23%
GAAP earnings per share	$0.00 - $0.01	$0.12 - $0.14
Non-GAAP earnings per share	$0.70 - $0.71	$3.16 - $3.18
Operating Cash Flow Growth (Y/Y)	N/A	~20%
Current Remaining Performance Obligation Growth (Y/Y)	~23% - 24%	N/A

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2021
	Q1	FY21
GAAP earnings per share range(1)(2)	$0.00 - $0.01	$0.12 - $0.14
Plus
Amortization of purchased intangibles	$0.29	$1.13
Stock-based expense	$0.57	$2.36
Less
Income tax effects and adjustments(3)	$(0.16)	$(0.45)
Non-GAAP diluted earnings per share(2)	$0.70 - $0.71	$3.16 - $3.18

Shares used in computing basic net income per share (millions)	896	907
Shares used in computing diluted net income per share (millions)	925	935
(1) The Company's GAAP tax rate is expected to be approximately 72% for the three months ended April 30, 2020, and for the year ended January 31, 2021. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP basic and diluted earnings per share assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the company's strategic investment portfolio has had a positive impact on the company's financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicly traded companies within the company's strategic investment portfolio. The impact of future gains or losses from the company's strategic investment portfolio could be material.
(3) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 22%, which reflects currently available information and could be subject to change.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 1984056. A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Mar. 26, 2020.

About Salesforce
Salesforce is the global leader in Customer Relationship Management (CRM), bringing companies closer to their customers in the digital age. Founded in 1999, Salesforce enables companies of every size and industry to take advantage of powerful technologies—cloud, mobile, social, internet of things, artificial intelligence, voice and blockchain—to create a 360-degree view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals and expected capital allocation, including mergers and acquisitions, capital expenditures and other investments. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; the competitive nature of the market in which we participate; our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our service performance and security, including the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate potential security breaches; the expenses associated with our data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features, including any efforts to expand our services beyond the CRM market; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships, joint ventures and investments; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to execute our business plans; our ability to successfully integrate acquired businesses and technologies; our ability to continue to grow unearned revenue and remaining performance obligation; our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding debt, revolving credit facility and loan associated with 50 Fremont; compliance with our debt covenants and lease obligations; current and potential litigation involving us; and the impact of climate change, natural disasters and actual or threatened public health emergencies.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2020 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

#

salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Revenues:
Subscription and support	$4,563	$3,375	$16,043	$12,413
Professional services and other	288	228	1,055	869
Total revenues	4,851	3,603	17,098	13,282
Cost of revenues (1)(2):
Subscription and support	923	717	3,198	2,604
Professional services and other	297	229	1,037	847
Total cost of revenues	1,220	946	4,235	3,451
Gross profit	3,631	2,657	12,863	9,831
Operating expenses (1)(2):
Research and development	831	518	2,766	1,886
Marketing and sales	2,346	1,643	7,930	6,064
General and administrative	490	359	1,704	1,346
Loss on settlement of Salesforce.org reseller agreement (3)	0	0	166	0
Total operating expenses	3,667	2,520	12,566	9,296
Income (loss) from operations	(36)	137	297	535
Gains on strategic investments, net	31	125	427	542
Other income (expense)	1	(23)	(18)	(94)
Income (loss) before benefit from (provision for) income taxes	(4)	239	706	983
Benefit from (provision for) income taxes	(244)	123	(580)	127
Net income (loss)	$(248)	$362	$126	$1,110
Basic net income (loss) per share	$(0.28)	$0.47	$0.15	$1.48
Diluted net income (loss) per share	$(0.28)	$0.46	$0.15	$1.43
Shares used in computing basic net income (loss) per share	889	766	829	751
Shares used in computing diluted net income (loss) per share	889	786	850	775
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Cost of revenues	$160	$62	$440	$215
Marketing and sales	110	68	352	232
(2)Amounts include stock-based expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Cost of revenues	$61	$42	$204	$161
Research and development	162	79	510	307
Marketing and sales	227	169	852	643
General and administrative	61	39	219	172
(3)Amount represents a one-time non-cash charge related to the settlement of the reseller agreement between Salesforce and Salesforce.org, a related party.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Revenues:
Subscription and support	94%	94%	94%	93%
Professional services and other	6	6	6	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	20	19	20
Professional services and other	6	6	6	6
Total cost of revenues	25	26	25	26
Gross profit	75	74	75	74
Operating expenses (1)(2):
Research and development	17	14	16	14
Marketing and sales	49	46	46	46
General and administrative	10	10	10	10
Loss on settlement of Salesforce.org reseller agreement	0	0	1	0
Total operating expenses	76	70	73	70
Income (loss) from operations	(1)	4	2	4
Gains on strategic investments, net	1	4	2	4
Other income (expense)	0	(1)	0	(1)
Income (loss) before benefit from (provision for) income taxes	0	7	4	7
Benefit from (provision for) income taxes	(5)	3	(3)	1
Net income (loss)	(5)%	10%	1%	8%

(1)  Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Cost of revenues	4%	2%	3%	2%
Marketing and sales	2	2	2	2

(2) Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Cost of revenues	1%	1%	1%	1%
Research and development	4	2	3	2
Marketing and sales	4	5	5	5
General and administrative	1	1	1	1

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	January 31, 2020	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$4,145	$2,669
Marketable securities	3,802	1,673
Accounts receivable, net	6,174	4,924
Costs capitalized to obtain revenue contracts, net	926	788
Prepaid expenses and other current assets	916	629
Total current assets	15,963	10,683
Property and equipment, net	2,375	2,051
Operating lease right-of-use assets (1)	3,040	0
Costs capitalized to obtain revenue contracts, noncurrent, net	1,348	1,232
Strategic investments	1,963	1,302
Goodwill	25,134	12,851
Intangible assets acquired through business combinations, net	4,724	1,923
Capitalized software and other assets, net	579	695
Total assets	$55,126	$30,737
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$3,433	$2,691
Operating lease liabilities, current (1)	750	0
Unearned revenue	10,662	8,564
Total current liabilities	14,845	11,255
Noncurrent debt	2,673	3,173
Noncurrent operating lease liabilities (1)	2,445	0
Other noncurrent liabilities	1,278	704
Total liabilities	21,241	15,132
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	32,116	13,927
Accumulated other comprehensive loss	(93)	(58)
Retained earnings	1,861	1,735
Total stockholders’ equity	33,885	15,605
Total liabilities and stockholders’ equity	$55,126	$30,737
(1) Reflects the modified retrospective adoption of Accounting Standards Update No. 2016-02, “Leases (Topic 842)”, which the Company adopted on February 1, 2019.

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Operating activities:
Net income (loss)	$(248)	$362	$126	$1,110
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	633	275	2,135	982
Amortization of costs capitalized to obtain revenue contracts, net	229	176	876	737
Expenses related to employee stock plans	511	329	1,785	1,283
Loss on settlement of Salesforce.org reseller agreement	0	0	166	0
Gains on strategic investments, net	(31)	(125)	(427)	(542)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(3,599)	(2,888)	(1,000)	(923)
Costs capitalized to obtain revenue contracts, net	(587)	(531)	(1,130)	(981)
Prepaid expenses and other current assets and other assets	133	(54)	(119)	(58)
Accounts payable	(48)	(5)	15	74
Accrued expenses and other liabilities	1,017	603	967	213
Operating lease liabilities	(182)	0	(728)	0
Unearned revenue	3,804	3,189	1,665	1,503
Net cash provided by operating activities	1,632	1,331	4,331	3,398
Investing activities:
Business combinations, net of cash acquired	(30)	0	(369)	(5,115)
Purchases of strategic investments	(201)	(70)	(768)	(362)
Sales of strategic investments	31	171	434	260
Purchases of marketable securities	(1,913)	(434)	(3,857)	(1,068)
Sales of marketable securities	556	74	1,444	1,426
Maturities of marketable securities	228	48	779	146
Capital expenditures	(136)	(167)	(643)	(595)
Net cash used in investing activities	(1,465)	(378)	(2,980)	(5,308)
Financing activities:
Proceeds from issuance of debt, net	0	0	0	2,966
Proceeds from employee stock plans	290	136	840	704
Principal payments on financing obligations (1)	(14)	(21)	(173)	(131)
Repayments of debt	(151)	(501)	(503)	(1,529)
Net cash provided by (used in) financing activities	125	(386)	164	2,010
Effect of exchange rate changes	(15)	(3)	(39)	26
Net increase in cash and cash equivalents	277	564	1,476	126
Cash and cash equivalents, beginning of period	3,868	2,105	2,669	2,543
Cash and cash equivalents, end of period	$4,145	$2,669	$4,145	$2,669
(1) Previously referred to as principal payments on capital lease obligations.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	January 31, 2020	October 31, 2019	July 31, 2019	April 30, 2019	January 31, 2019	October 31, 2018
Full Time Equivalent Headcount (1)	49,703	47,677	40,571	37,485	35,995	34,391
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)	$7,947	$6,529	$6,042	$6,379	$4,342	$3,450
Strategic investments	1,963	1,760	1,614	1,548	1,302	1,251
Operating lease liabilities (3)	3,195	3,270	3,047	3,058	NA	NA
Principal due on the Company's outstanding debt obligations (4)	2,694	2,845	2,996	3,197	3,198	3,699
Net cash provided by operating activities	1,632	298	436	1,965	1,331	143
Capital expenditures	136	170	178	159	167	136
(1) Full time equivalent headcount includes 5,231 from third quarter fiscal 2020 acquisitions.
(2) The Company paid approximately $1.1 billion of cash consideration for business combinations during fiscal 2020, offset by approximately $644 million of cash and cash equivalents acquired in connection with the August 2019 acquisition of Tableau as well as approximately $110 million of cash and cash equivalents from other acquisitions in fiscal 2020.
(3) Effective February 1, 2019, the Company adopted Topic 842 using the modified retrospective method. Accordingly, the results for prior periods were not adjusted to conform to the current period measurement or recognition of results.
(4) The Company repaid $200 million, $150 million and $150 million of the 2021 Term Loan in June 2019, October 2019 and November 2019, respectively.
Supplemental Revenue Analysis
Remaining Performance Obligation
Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of January 31, 2020 (1)	$15.0	$15.8	$30.8
As of October 31, 2019 (2)	12.8	13.1	25.9
As of July 31, 2019 (3)	12.1	13.2	25.3
As of April 30, 2019	11.8	13.1	24.9
As of January 31, 2019	11.9	13.8	25.7
As of October 31, 2018	10.0	11.2	21.2
As of July 31, 2018	9.8	11.2	21.0
As of April 30, 2018	9.6	10.8	20.4
As of January 31, 2018	9.6	11.0	20.6
(1) Includes approximately $450 million and $650 million of Remaining Performance Obligation related to the Salesforce.org business combination in June 2019 and the Tableau acquisition in August 2019, respectively.
(2) Includes approximately $400 million and $550 million of Remaining Performance Obligation related to the Salesforce.org business combination in June 2019 and the Tableau acquisition in August 2019, respectively.
(3) Includes approximately $350 million of Remaining Performance Obligation related to the Salesforce.org business combination in June 2019.

Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Unearned revenue, beginning of period	$6,858	$5,376	$8,564	$6,995
Billings and other (1)	8,667	6,814	18,662	14,770
Contribution from contract asset	(12)	(23)	101	13
Revenue recognized ratably over time	(4,316)	(3,333)	(15,586)	(12,426)
Revenue recognized over time as delivered	(186)	(169)	(716)	(629)
Revenue recognized at a point in time	(349)	(101)	(796)	(227)
Unearned revenue from business combinations	0	0	433	68
Unearned revenue, end of period	$10,662	$8,564	$10,662	$8,564
(1) Other includes, for example, the impact of foreign currency translation
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Sales Cloud	$1,227	$1,051	$4,598	$4,040
Service Cloud	1,219	964	4,466	3,621
Salesforce Platform and Other (1)	1,432	825	4,473	2,854
Marketing and Commerce Cloud	685	535	2,506	1,898
	$4,563	$3,375	$16,043	$12,413
(1) Includes approximately $344 million and $652 million of revenue for the three and twelve months ended January 31, 2020, respectively, contributed from the August 2019 acquisition of Tableau.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Americas	$3,402	$2,581	$12,051	$9,445
Europe	1,009	677	3,430	2,553
Asia Pacific	440	345	1,617	1,284
	$4,851	$3,603	$17,098	$13,282

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Americas	70%	72%	71%	71%
Europe	21	19	20	19
Asia Pacific	9	9	9	10
	100%	100%	100%	100%
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into

United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Revenue constant currency growth rates were as follows:

	Three Months Ended January 31, 2020 compared to Three Months Ended January 31, 2019	Three Months Ended October 31, 2019 compared to Three Months Ended October 31, 2018	Three Months Ended January 31, 2019 compared to Three Months Ended January 31, 2018
Americas	32%	33%	26%
Europe	47%	42%	31%
Asia Pacific	28%	28%	26%
Total growth	34%	34%	27%
The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	January 31, 2020 compared to January 31, 2019	October 31, 2019 compared to October 31, 2018
Total growth	27%	28%

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in millions)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Operating cash flow
GAAP net cash provided by operating activities	$1,632	$1,331	$4,331	$3,398
Less:
Capital expenditures	(136)	(167)	(643)	(595)
Free cash flow	$1,496	$1,164	$3,688	$2,803

Supplemental Strategic Investment Information
Gains on strategic investments, net
All fair value adjustments of the Company's publicly traded and privately held equity investments are recorded through the statements of operations. Therefore, the Company anticipates additional volatility to the Company's statements of operations in future periods, due to changes in market prices of the Company's investments in publicly held equity investments and the valuation and timing of observable price changes and impairments of the Company's investments in privately held securities. These changes could be material based on market conditions and events. The results for the current fiscal period are not indicative of the results to be expected for any subsequent quarter or fiscal year.
Gains and losses recognized on strategic investments were as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Unrealized gains recognized on publicly traded equity securities, net	$6	$83	$138	$345
Unrealized gains recognized on privately held equity securities, net	9	34	208	133
Realized gains on sales of equity securities, net	19	6	95	74
Gains (losses) on debt securities, net	(3)	2	(14)	(10)
Gains on strategic investments, net	$31	$125	$427	$542

Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	January 31, 2020	January 31, 2019
2021 Term Loan (1)	May 2018	May 2021	$0	$499
2023 Senior Notes	April 2018	April 2023	995	993
2028 Senior Notes	April 2018	April 2028	1,489	1,488
Loan assumed on 50 Fremont	February 2015	June 2023	193	196
Total carrying value of debt			2,677	3,176
Less current portion of debt			(4)	(3)
Total noncurrent debt			$2,673	$3,173
(1) The Company repaid in full the 2021 Term Loan in fiscal 2020.

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Non-GAAP gross profit
GAAP gross profit	$3,631	$2,657	$12,863	$9,831
Plus:
Amortization of purchased intangibles (1)	160	62	440	215
Stock-based expense (2)	61	42	204	161
Non-GAAP gross profit	$3,852	$2,761	$13,507	$10,207
Non-GAAP operating expenses
GAAP operating expenses	$3,667	$2,520	$12,566	$9,296
Less:
Amortization of purchased intangibles (1)	110	68	352	232
Stock-based expense (2)	450	287	1,581	1,122
Non-GAAP operating expenses	$3,107	$2,165	$10,633	$7,942
Non-GAAP income from operations
GAAP income (loss) from operations	$(36)	$137	$297	$535
Plus:
Amortization of purchased intangibles (1)	270	130	792	447
Stock-based expense (2)	511	329	1,785	1,283
Non-GAAP income from operations	$745	$596	$2,874	$2,265
Non-GAAP non-operating income (3)
GAAP non-operating income	$32	$102	$409	$448
Plus:
Amortization of debt discount, net	0	0	0	4
Non-GAAP non-operating income	$32	$102	$409	$452
Non-GAAP net income
GAAP net income (loss)	$(248)	$362	$126	$1,110
Plus:
Amortization of purchased intangibles (1)	270	130	792	447
Stock-based expense (2)	511	329	1,785	1,283
Amortization of debt discount, net	0	0	0	4
Less:
Income tax effects and adjustments	69	(273)	(159)	(711)
Non-GAAP net income	$602	$548	$2,544	$2,133

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Non-GAAP diluted net income per share
GAAP diluted net income (loss) per share	$(0.28)	$0.46	$0.15	$1.43
Plus:
Amortization of purchased intangibles	0.30	0.17	0.93	0.58
Stock-based expense	0.56	0.42	2.10	1.66
Amortization of debt discount, net	0.00	0.00	0.00	0.00
Less:
Income tax effects and adjustments	0.08	(0.35)	(0.19)	(0.92)
Non-GAAP diluted net income per share	$0.66	$0.70	$2.99	$2.75
Shares used in computing Non-GAAP diluted net income per share	911	786	850	775

Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count which includes approximately 22 million shares of dilutive securities related to employee stock awards.

1)Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Cost of revenues	$160	$62	$440	$215
Marketing and sales	110	68	352	232
	$270	$130	$792	$447

2)Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Cost of revenues	$61	$42	$204	$161
Research and development	162	79	510	307
Marketing and sales	227	169	852	643
General and administrative	61	39	219	172
	$511	$329	$1,785	$1,283

3)GAAP non-operating income consists of gains on strategic investments, net and other income (expense).

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$(248)	$362	$126	$1,110
Basic net income (loss) per share	$(0.28)	$0.47	$0.15	$1.48
Shares used in computing basic net income (loss) per share	889	766	829	751

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$602	$548	$2,544	$2,133
Non-GAAP basic net income per share	$0.68	$0.72	$3.07	$2.84
Shares used in computing Non-GAAP basic net income per share	889	766	829	751

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$(248)	$362	$126	$1,110
Diluted net income (loss) per share	$(0.28)	$0.46	$0.15	$1.43
Shares used in computing diluted net income (loss) per share	889	786	850	775

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$602	$548	$2,544	$2,133
Diluted Non-GAAP net income per share	$0.66	$0.70	$2.99	$2.75
Shares used in computing Non-GAAP diluted net income per share	911	786	850	775

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, free cash flow and constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and previously the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q4 FY20 financial statements and for its non-GAAP estimates for Q1 and FY21:

•Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2020, the company used a projected non-GAAP tax rate of 22.5%. For fiscal 2021, the company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as the rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments.